UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2012

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania		18915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefits Plans.

On March 13, 2012, Dorman Products, Inc. (the “Company”) sent a notice pursuant to Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended (the “Notice”), to its directors and executive officers informing them that due to a change in the third party provider of administrative services for the Company’s 401(k) Retirement Plan and Trust (the “Plan”), Plan participants will be unable to make changes in investment elections or deferral percentages in the Plan or request loans or distributions, including with respect to the Company’s common stock in the Plan, during the period beginning March 28, 2012 and ending during the week of April 8, 2012 (the “Blackout Period”). During the Blackout Period, all directors and executive officers of the Company will be prohibited from purchasing, selling or otherwise transferring any equity securities of the Company or exercising any derivative securities if such securities were acquired in connection with employment or service as a director or executive officer of the Company.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, shareholders or other interested parties may obtain, without charge, information regarding the Blackout Period, including the actual beginning and ending dates of the Blackout Period, by contacting the Office of General Counsel, Dorman Products, Inc., 3400 East Walnut Street, Colmar, PA, 18195, or by telephone at (215) 997-1800.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of Dorman Products, Inc. dated March 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: March 13, 2012	By:	/s/ Matthew Kohnke
Name: Matthew Kohnke
Title: Chief Financial Officer